As filed with the Securities and Exchange Commission on September 15, 2008

Registration No. 333 – 139411

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM SB-2

ON

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

NATIONAL HEALTH PARTNERS, INC.

(Exact name of registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation or organization)	8090 (Primary Standard Industrial Classification Code Number)	04-3786176 (I.R.S. Employer Identification No.)

National Health Partners, Inc.

120 Gibraltar Road, Suite 107

Horsham, PA 19044

(215) 682-7114

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Alex Soufflas

Chief Financial Officer

National Health Partners, Inc.

120 Gibraltar Road, Suite 107

Horsham, PA 19044

(215) 682-7114

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable following the effectiveness of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer (Do not check if a smaller reporting company) ☐	Smaller reporting company ☒

DEREGISTRATION OF SECURITIES

National Health Partners, Inc., an Indiana corporation (the “Registrant”), filed a Registration Statement on Form SB-2, Registration No. 333-139411, with the Securities and Exchange Commission on December 15, 2006 (as amended, the “Registration Statement”) to register the resale of a total of 6,372,500 shares of the Registrant’s common stock, par value $0.001 per share, to be sold by the selling security holders named therein.  The Commission declared the Registration Statement effective on December 22, 2006.

Pursuant to an undertaking made by the Registrant in the Registration Statement, the Registrant is filing this Post-Effective Amendment No. 2 on Form S-1 (the “Amendment”) to remove from registration all of the shares of common stock that remain unsold under the Registration Statement as of the date hereof.  The Registrant is deregistering the shares because the Registrant’s obligation to maintain the effectiveness of the Registration Statement with respect to the shares has expired.

Accordingly, the Registrant files this Amendment to the Registration Statement to deregister all shares of its common stock covered by the Registration Statement that remain unsold as of the date hereof and to terminate the effectiveness of the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Horsham, Commonwealth of Pennsylvania, on September 15, 2008.

NATIONAL HEALTH PARTNERS, INC.

By:	/s/ David M. Daniels
David M. Daniels
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ David M. Daniels	Chief Executive Officer and	September 15, 2008
David M. Daniels	Chairman of the Board (Principal Executive Officer)

/s/ Alex Soufflas	Chief Financial Officer	September 15, 2008
Alex Soufflas	(Principal Financial and Accounting Officer)